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                                 EXHIBIT 23.7

                  CONSENT OF MARSHALL & STEVENS INCORPORATED


We hereby consent to the use of our name and to the description of our opinion letter, dated August 16, 2001, in, and to the inclusion of our opinion as ANNEX B to, the Joint Proxy Statement/Prospectus of Citadel Holding Corporation, Craig Corporation and Reading Entertainment, Inc. made part of pre-effective Amendment No. 3 to the Registration Statement on Form S-4 of Citadel Holding Corporation.


                                            /S/ MARSHALL & STEVENS INCORPORATED

Des Plaines, Illinois

December 11, 2001                               MARSHALL & STEVENS INCORPORATED